Registration No. 333-98041

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WD-40 Company

(Exact name of Registrant as Specified in Its Charter)

Delaware	95-1797918
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1061 Cudahy Place

San Diego, CA 92110

(Address, Including Zip Code, and Telephone Number, Including Area

Code, of Registrant’s Principal Executive Offices)

Garry O. Ridge

1061 Cudahy Place

San Diego, CA 92110

(619) 275-1400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies Requested To:

Richard T. Clampitt, Esq.

Gordon & Rees, LLP

101 West Broadway, Suite 1600

San Diego, CA 92101

(619) 696-6700

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. ☐

This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Reg No. 333-98041) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

DEREGISTRATION OF SECURITIES

On August 13, 2002, WD-40 Company (“WD-40”) filed a Registration Statement on Form S-3, SEC Registration Number 333-98041 (the “Registration Statement”), covering 434,122 shares of WD-40’s common stock (the “Common Stock”) on behalf of certain “Selling Shareholders” of WD-40.

The Registration Statement was filed in order to register shares of Common Stock issued to the Selling Shareholders in connection with the acquisition of Heartland Corporation by WD-40 on May 31, 2002.

Pursuant to the Purchase Agreement and the Registration Rights Agreement between WD-40 and Selling Shareholders, WD-40’s obligation to maintain the effectiveness of the Registration Statement until the Selling Shareholders were able to sell their Common Stock pursuant to Rule 144 and Rule 144(k) has been satisfied. Accordingly, WD-40 hereby deregisters 2,426 shares of the Common Stock registered pursuant to the Registration Statement which remain unsold thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California, as of August 10, 2004.

WD-40 Company, a Delaware corporation

By	/s/ Michael J. Irwin
Michael J. Irwin, Chief Financial Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Garry O. Ridge
GARRY O. RIDGE, Director and President and Chief Executive Officer (Principal Executive Officer) August 10, 2004

/s/ John C. Adams, Jr. *
JOHN C. ADAMS, JR., Director August 10, 2004

GILES H. BATEMAN, Director August , 2004

RICHARD A. COLLATO, Director August , 2004

/s/ Mario L. Crivello *
MARIO L. CRIVELLO, Director August 10, 2004

LINDA LANG, Director August , 2004

GARY L. LUICK, Director August , 2004

/s/ Kenneth E. Olson *
KENNETH E. OLSON, Director August 10, 2004

/s/ Gerald C. Schleif *
GERALD C. SCHLEIF, Director
August 10, 2004

/s/ Neal E. Schmale *
NEAL E. SCHMALE, Director
August 10, 2004

/s/ Edward J. Walsh *
EDWARD J. WALSH, Director
August 10, 2004

* By:	/s/ Michael J. Irwin
MICHAEL J. IRWIN
Attorney-in-fact